                                                                   Exhibit No.16

April 12, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

Except for the first sentence, we have read and agree with the comments in the first paragraph in Item 4 of the Form 8-K/A of Ameripath, Inc. dated April 1, 2002. As to the first sentence, we have no basis for agreeing or disagreeing with such statement.

Yours truly,


/s/ Deloitte & Touche LLP
-------------------------